United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 25, 2008

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2008, EMAK Worldwide, Inc. (the “Company”) received a Nasdaq Staff Determination Letter indicating that the Company fails to comply with the stockholders’ equity requirement of Marketplace Rule 4310(c)(3), and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market. The Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company continues to negotiate with the holder of its preferred stock with respect to a restructuring that would result in book value being reclassified as permanent equity on the Company’s balance sheet in order to satisfy continued listing requirements.

In the event that the Company’s Common Stock was delisted from the Nasdaq Capital Market, the Company expects that its Common Stock would be eligible for quotation on the Nasdaq Over-the-Counter Bulletin Board without interruption or delay.

On February 29, 2008, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency Letter. A copy of the press release is included as an exhibit to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1 Press release dated February 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.

Date: February 29, 2008	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel